                                                                    Exhibit 10.2

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES INFORMATION SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH PLEDGE, SALE, OFFER, TRANSFER, OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.

                                PROMISSORY NOTE


U.S. $5,000,000                                                    July 11, 2000


     1.   Promise to Pay; Interest Rate.  On September 1, 2003 (the "Maturity
          -----------------------------
Date"), for value received, the undersigned, Miller Exploration Company, a Delaware corporation (the "Company"), promises to pay to the order of Guardian Energy Management Corp., a Michigan corporation or any of its assigns which holds this Note ("Payee"), the principal sum of U.S. FIVE MILLION DOLLARS ($5,000,000), without interest (except as provided below). Upon the failure to make any payment when due of principal, the failure of the stockholders of the Company to approve the issuance of the Conversion Shares (as hereinafter defined) at the meeting of stockholders of the Company contemplated by Section 9 hereof, or the occurrence and continuation of any Event of Default (as hereinafter defined) under any instrument evidencing, relating to, or securing payment of this Note, the principal balance of this Note and any accrued, unpaid past-due interest shall bear interest from the date hereof until the payment in full of all principal and interest outstanding from time to time under this Note at a rate per annum which from day to day shall equal (i) the Maximum Rate (as hereinafter defined), or (ii) (a) for a period of 365 days from the date hereof, at the sum of the Prime Rate plus ten percent (10%) per annum, (b) for the period of 365 days thereafter, at the sum of the Prime Rate plus twelve percent (12%) per annum, and (c) thereafter at the sum of the Prime Rate plus fifteen percent (15%) per annum, whichever is lower. "Prime Rate" shall mean the annual rate of interest published daily in the Wall Street Journal as the "Prime Rate." Subject to provisions set forth in Sections 7 and 8 hereof, all payments of principal made by the Company hereunder, shall be made in immediately available funds, in lawful money of the United States of America at such location as is directed by Payee without set-off, deduction or counterclaim, or at Payee's option and subject to the provisions of the following paragraph, by the issuance of warrants ("Principal Warrants") exercisable for the purchase of shares of the Company's common stock, par value $.01 per share ("Common Stock"). Principal Warrants shall be exercisable for a number of shares of Common Stock equal to the amount of the principal payment divided by the lower of: (a) the weighted average of the closing prices of the Common Stock on the NASDAQ National Market System or other principal exchange or quotation system on which the Common Stock is then traded or listed (in each case as reported by the Wall Street Journal) for the thirty consecutive trading days ending on the trading day immediately prior to the date on which such Principal Warrant is issued; or (b) one dollar and twenty-five cents ($1.25) per share. Subject to the provisions of the following paragraph and Sections 7 and 8 hereof, payments of interest hereunder, if any, shall be paid by the

Company, at the Company's option, either in immediately available funds or by the issuance of warrants ("Interest Warrants," and together with the Principal Warrants, the "Payment Warrants') exercisable for the purchase of shares of Common Stock. Interest Warrants shall be exercisable for a number of shares of Common Stock equal to the remainder of the subject amount of interest divided by the lower of: (a) the weighted average of the closing prices of the Common Stock on the NASDAQ National Market System or other principal exchange or quotation system on which the Common Stock is then traded or listed (in each case as reported by the Wall Street Journal) for the thirty consecutive trading days ending on the trading day immediately prior to the date on which such Interest Warrant is issued; or (b) one dollar and twenty-five cents ($1.25) per share. Interest hereunder, if any, shall accrue and be payable on December __ and June __ of each year following the date hereof. The per share exercise price for any Principal Warrants or Interest Warrants issued hereunder shall be $.01 per share.

     The provisions of the preceding paragraph notwithstanding, in no event shall the Company issue Payment Warrants as payment of principal and/or interest on the Note which are exercisable for more than two million one hundred fifty-seven thousand seven hundred and sixty-seven (2,157,767) shares of Common Stock.

     The term "Maximum Rate" as used herein means the maximum rate of interest permitted under applicable law. The term "applicable law," as used in this Note, shall mean the applicable laws of the State of Delaware or applicable laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

     2.   Subordination.  Payee agrees that all indebtedness and obligations of
          -------------
the Company to Payee evidenced by this Note, including, without limitation, all obligations for the payment of principal, interest, penalties, fees, costs, expenses and indemnities (the "Subordinated Obligations"), shall be and hereby are subordinated in right of payment and claim in favor of the indebtedness and obligations of the Company, not to exceed fourteen million United Stated dollars (US $14,000,000) in principal amount, under that certain credit agreement dated as of February 9, 1998, as amended from time to time, by and between the Company and Bank of Montreal, Houston Agency and any successor or replacement credit facilities or borrowings of the Company that do not by their terms provide that they are subordinate to or pari passu with this Note (the "Senior Obligations"). Except pursuant to the provisions set forth in Section 8, until the Senior Obligations have been paid in full and all obligations of the Company with respect thereto have terminated, Payee agrees that it will not request, demand, accept, or receive (by set-off or other manner), and the Company agrees that it will not pay or deliver to Payee, whether by payment, prepayment, set-off or otherwise, any payment amount, credit, reduction of all or any part of the amounts owing under the Subordinated Obligations; provided, however, that nothing in this Section 2 shall be interpreted to prohibit the Company or Payee from exercising their respective rights to convert the amounts owing under this Note or the Payment Warrants, if any, into shares of the Company's common stock, par value $0.01 per share (the "Common Stock") pursuant to the provisions of
Section 7 hereof. The Company covenants and agrees with Payer that it shall not extend maturity of its Senior Obligations beyond September 1, 2003.

     3.   Events of Default.  The entire unpaid principal balance of, and all
          -----------------
accrued interest on, this Note shall immediately be due and payable at the option of Payee (or with respect to clause (c) automatically without notice of any kind) upon the occurrence and continuation of any one or more events of default ("Event of Default"). For purpose of this Note, the term "Event of Default" shall mean: (a) a failure by the undersigned to pay when due any installment of principal or interest under this Note or any other costs due hereunder; (b) there shall have been any breach of a representation or warranty or any material breach of any covenant or agreement set forth in this Note or the other Transaction Documents on the part of the Company, which breach shall not have been cured within twenty (20) days following receipt by the Company of written notice of such breach; (c) the Company shall generally fail to pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of its creditors; or any proceeding shall be instituted by or against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur, or the Company shall take any action to authorize any of the actions set forth above in this clause (c).

     The term "Transaction Documents" as used herein means the collective reference to the Securities Purchase Agreement dated as of the date hereof (the "Securities Purchase Agreement") by and between the Company and Payee, and each other agreement, document and instrument required to be executed in accordance therewith, including, without limitation (as each such term is defined in the Securities Purchase Agreement) (i) the Voting Agreement, (ii) the Warrants,
(iii) the Registration Rights Agreement and (iv) this Note.

     4.   Application of Payments.  Each payment received by the Payee shall be
          -----------------------
applied first to the payment of any costs due hereunder, then to any accrued interest due hereunder and then to the reduction of the unpaid principal balance thereof.

     5.   Waivers.  Except as may be otherwise provided herein, the makers,
          -------
signers, sureties and endorsers of this Note severally waive demand, presentment, notice of dishonor, notice of intent to demand or accelerate payment hereof, notice of acceleration, diligence in collecting, grace, notice and protest, and agree to one or more extensions for any period or periods of time and partial payments, before or after maturity, without prejudice to Payee; and if this Note shall be collected by legal proceedings or through a probate or bankruptcy court, or shall be placed in the hands of an attorney for collection after default or maturity, the undersigned agrees to pay all costs of collection, including reasonable attorneys' fees. No delay or omission on the part of Payee in the exercise of any right or remedy will operate as a waiver thereof, and no single or partial exercise by Payee of any right or remedy will preclude other or further exercise thereof or the exercise of any other right or remedy.

     6.   Usury Savings.  All agreements between the undersigned and the Payee,
          -------------
whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity hereof or otherwise, shall the amount contracted for, charged, received, paid or agreed to be paid to the holder hereof for the use, forbearance, or detention of the funds evidenced hereby or otherwise, or for the performance or payment of any covenant or obligation contained in any instrument securing the payment hereof, exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the holder hereof in excess of the maximum lawful amount, the interest payable to the holder hereof shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the holder hereof shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to the undersigned. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period of the loan evidenced hereby until payment in full of the principal (including the period of any renewal or extension hereof) so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law.

     7.   Conversion Right.
          ----------------

     (a) General.  Upon the approval of the issuance of the Conversion Shares at
         -------
the meeting of stockholders of the Company contemplated by Section 9 hereof by a majority of the votes cast with respect to such matter, or by consent in lieu of such meeting (the "Requisite Stockholder Approval"), all but not less than all of the principal amount, interest and any other costs due hereunder shall automatically be converted, without any further action on the part of the Company or the Payee, into the right to receive a number of shares of Common Stock equal to the amount so converted divided by $1.35 (the "Conversion Price"). Upon receipt of the Requisite Stockholder Approval, the Company shall deliver a duly signed and completed notice of such conversion (the "Conversion Notice") to the offices of the Payee at the address set forth on the signature page hereto, accompanied by a written request for immediate delivery to the Company of the Note. As promptly as practicable after receipt of the Note, the Company will execute and deliver to the Payee or, if applicable, any designee of Payee a certificate or certificates representing the number of full shares of Common Stock issuable upon conversion (which certificate shall be issued in the name of Payee or any other person designated by Payee in the applicable Conversion Notice and executed on behalf of the Company by a duly authorized officer), together with payment in lieu of any fraction of a share. Notwithstanding the foregoing, such conversion shall be deemed to have been effected immediately prior to the close of business on the date the Requisite Stockholder Approval is received. All shares of Common Stock issued upon conversion of this Note (the "Conversion Shares") or upon the exercise of the Interest Warrants will be validly issued, fully paid and non-assessable and the issuance of such shares will not be subject to any lien, security interest, claim, charge, right of another, defect in title and encumbrance of any kind or character (other than as imposed by the Securities Act of 1933, as amended) or preemptive right of any other holder of capital stock of the Company. Holders of Conversion Shares will not be entitled to receive any dividends payable to holders of Common Stock as of any record time or date before the close of business on the Conversion Date. No fractional shares will be issued upon conversion of this Note, but, in lieu thereof, an appropriate amount will be paid in cash by the Company based upon the Conversion Price. The Payee will not be required to pay any taxes or duties in respect of the issue or delivery of Common Stock on conversion, but will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery of the Common Stock in a name other than that of the Payee.

     (b) Reclassification, Consolidation, Merger or Sale of Assets.  In the
         ---------------------------------------------------------
event that the Company shall be a party to any transaction (including without limitation (i) any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), (ii) any combination or subdivision of Common Stock into a lesser or greater number of shares of Common Stock, (iii) any consolidation of the Company with, or merger of the Company into, any other person, (iv) any merger of another person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), or (v) any sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange) pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby Payee shall have the right thereafter to convert this Note only into the kind and amount of securities, cash and other property receivable upon such transaction by a holder of the number of shares of Common Stock into which this Note could have been converted immediately prior to such transaction. The entity formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Company's shares, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent document to establish such right. The above provisions shall similarly apply to successive transactions of the foregoing type.

     (c) Common Stock Dilutions.  In the event that prior to the issuance of the
         ----------------------
Conversion Shares the Company issues or agrees to issue additional shares of Common Stock pursuant to a stock split or stock dividend, or dividend or distribution of rights to purchase stock, then the number of Conversion Shares and the Conversion Price therefore shall be adjusted proportionately. For purposes of this Note, all shares of the Company's stock that are reserved for issuance (other than shares of stock that are to be issued to the Payee) as of the date of this Note shall be deemed to have been issued for the purpose of calculating the number of Conversion Shares and the applicable Conversion Price. The Company hereby covenants and agrees with Payee that it will not declare or pay or make any dividend or distribution in cash or property prior to the issuance of the Conversion Shares.

     (d) Reservation of Shares; Etc.  The Company shall at all times reserve and
         --------------------------
keep available, free from preemptive rights out of its authorized and unissued stock, solely for the purpose of effecting the conversion of this Note, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all amounts payable under this Note from time to time. The Company shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized number of shares of Common Stock if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the conversion of all the amounts payable under this Note from time to time.

     (e) Prior Notice of Certain Events.  In the event:
         ------------------------------

          (i) the Company establishes a record date to determine the holders of Common Stock who are entitled to (A) receive any dividend or other distribution (other than a dividend payable in shares of Common Stock), (B) participate in a redemption or repurchase of the then-outstanding shares of Common Stock, or (C) vote in connection with any of the transactions identified in clauses (ii),
(iii), (iv) or (v) below; or

          (ii) the Company shall (A) declare any dividend (or any other distribution) on its Common Stock, other than a dividend payable in shares of Common Stock or (B) declare or authorize a redemption or repurchase of the then-outstanding shares of Common Stock; or

          (iii) the Company shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants; or

          (iv) of any reclassification of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or of any other capital reorganization or of any consolidation or merger to which the Company is a party, or of the sale or transfer of all or substantially all of the assets of the Company or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

          (v) of the voluntary or involuntary dissolution, liquidation or winding up of the Company or such event is likely to occur;

then the Company shall cause to be mailed to the Payee, at its address as provided to the Company from time to time by written notice of Payee, a notice stating (x) the date on which a record (if any) is to be taken with respect to clause (i) above, (y) the date on which any transaction or event contemplated in any of clauses (i) through and including clause (v) above is expected to become effective or the date of the anticipated closing of the public offering, and (z) the time, if any is fixed, as to when the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon any such reclassification, reorganization, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up. Each notice of an event specified in clause (i) above shall be sent at least five (5) days prior to the record date specified therein and each notice of an event specified in clauses (ii) through and including (v) above shall be delivered at least twenty (20) days prior to the proposed closing of such transaction.

     8.   Purchase of Assets to Satisfy Note.
          ----------------------------------

     (a) Right to Purchase.  Any provision in this Note to the contrary
         -----------------
notwithstanding, in the event the Company does not receive the Requisite Stockholder Approval within six (6) months from the date hereof, then the Company shall promptly notify Payee in writing of such (the "Company Notice") and Payee shall have the right to purchase from the Company an undivided interest in (i) all of the Company's current producing and non-producing properties (the "Reserve Assets") as identified in the latest reserve report provided by Miller and Lents, Ltd., or (ii) certain of the

Company's producing or non-producing properties mutually agreed upon by the Company and Payee (the "Other Assets," and together with the Reserve Assets, the "Assets"). Payee must exercise its right to purchase the Assets by giving written notice (the "Payee Notice") to the Company within sixty (60) days after receipt of the Company Notice.

     (b) Determination of Purchase Price.  Payee shall have the right to
         -------------------------------
determine the percentage of the undivided interest in the Assets purchased pursuant hereto, provided that (i) subject to the provisions of clause (ii) of this Section 8(b), the amount of Assets purchased hereunder shall be limited to an amount sufficient to satisfy both the borrowing base assigned to such Assets by the Company's senior lender and the Company's obligations under this Note, and (ii) in the event Payee elects to purchase less than the undivided percentage interest in the Assets provided for in clause (i), the purchase price of the interest purchased shall be an amount equal to a minimum of $500,000 or some multiple thereof. The price of the Assets purchased pursuant to this
Section 8 shall be the price reflected in a reserve report as of the date of receipt of the Payee Notice, at a present value discount of 15% using either (i) the price deck given such Assets by the lender on the Company's senior credit facility, or (ii) to the extent applicable, the price at which such Assets are hedged. The Company shall also provide a reserve report as of the date of closing on the sale of the Assets hereunder.

     (c) Allocation of Proceeds.  The proceeds of any sale of Assets pursuant
         ----------------------
hereto shall be applied first to any required principal reduction under the Company's senior credit facility, next to the cancellation of accrued, unpaid and past due interest under this Note, and finally to satisfaction of principal outstanding under this Note.

     (d) Terms and Conditions of Sale; Closing.  The terms and conditions of any
         -------------------------------------
sale of Assets hereunder will be as is customary for the sale of similar assets or properties. The closing of any sale of Assets hereunder must occur no later than 60 days from the receipt by the Company of the Payee Notice. The Company hereby covenants and agrees that it will take all actions necessary to validly transfer to Payee the undivided interest of any Assets purchased by Payee pursuant to this Section 8.

     9.   Stockholder Approval; Proxy Statement.  The Company shall take all
          -------------------------------------
actions necessary or desirable in accordance with its certificate of incorporation, bylaws, the rules of the NASDAQ National Market and other applicable laws, rules and regulations to call one or more meetings of its stockholders (the "Stockholders' Meeting") to be held as promptly as practicable after the date hereof for obtaining the approval of the stockholders to the Share Issuance contemplated by the Securities Purchase Agreement. The Company and Payee shall consult with each other in connection with the Stockholders' Meeting. The Company shall use commercially reasonable efforts to cause its Board of Directors (a) to recommend to the Company's stockholders approval of the issuance of the Conversion Shares, (b) not to withdraw, modify or change such recommendation, (c) to continue to recommend to the stockholders of the Company the approval of such matters, and (d) to continue to solicit approval from the stockholders of the Company.

     10.  Amendments, Waivers, Etc.  No provision of this Note may be waived,
          -------------------------
changed, modified or discharged without an agreement in writing signed by the party against whom enforcement of such waiver, change, modification or discharge is sought, and then such waiver, change, modification or discharge shall be effective only in the specific instance and for the specific purpose for which given.

     11.  Successors and Assigns.  This Note and all provisions hereof shall be
          ----------------------
binding upon the Company and all of its successors and assigns, except that the Company shall not have the right to assign its rights or obligations hereunder (other than by operation of law) without the prior written consent of Payee. Payee may not, without the consent of or notice to the Company, sell, transfer or otherwise assign (with or without recourse to Payee), at any time, any or all of its rights and obligations under this Note.

     12.  Waiver of Jury Trial.  TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF
          --------------------
THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR ANY OTHER MATTER ARISING IN CONNECTION HEREUNDER.

     13.  Notices.  All notices and other communications provided to the Company
          -------
or the Payee shall be in writing or by facsimile and addressed or delivered to it at its respective address set forth on the signature page hereto or at such other address as may be designated by the Company or the Payee, as the case may be, from time to time in a notice complying as to delivery with the terms of this clause to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received (except notices sent by express overnight mail via a reputable carrier shall be deemed given when receipt is promised by such carrier); any notice, if transmitted by facsimile, shall be deemed given when transmitted and receipt confirmed; and any notice, if delivered personally, shall be deemed given when received.

     14.  Headings.  Article, section and paragraph headings are for reference
          --------
only and do not affect the interpretation or meaning of any provisions of this Note.

     15.  Severability.  The Company intends and believes that each provision in
          ------------
this Note comports with all applicable local, state and Federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Note is found by a court of law to be in violation of any applicable local, state or Federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Note to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interests of the Company and the Payee under the remainder of this Note shall continue to be in full force and effect.

     16.  Applicable Law.  THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE
          --------------
LAW OF THE STATE OF DELAWARE AND THE LAWS OF THE UNITED STATES OF AMERICA APPLICABLE TO TRANSACTIONS IN THE STATE OF DELAWARE.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     EXECUTED as of the date first set forth above.

                                    MILLER EXPLORATION COMPANY


                                    By: /s/ Kelly E. Miller
                                       -----------------------------------
                                            Kelly E. Miller
                                            President


                                NOTICE ADDRESSES
                                ----------------

                                    If to the Company, to

                                    Miller Exploration Company
                                    3104 Logan Valley Road
                                    Traverse City, Michigan 49685
                                    Facsimile: (231) 941-8312
                                    Attention:  Kelly E. Miller

                                    with a copy to

                                    Vinson & Elkins L.L.P.
                                    2001 Ross Avenue
                                    Suite 3700
                                    Dallas, Texas 75201
                                    Facsimile:  (214) 220-7716
                                    Attention:  Mark Early

                                    If to Payee, to

                                    Guardian Energy Management Corp.
                                    2300 Harmon Road
                                    Auburn Hills, Michigan 48326-1714
                                    Facsimile:  (248) 340-2258
                                    Attention:  Vice President - Operations

                                    with a copy to

                                    Guardian Energy Management Corp.
                                    2300 Harmon Road
                                    Auburn Hills, Michigan  48326-1714
                                    Facsimile:  (248) 340-2175
                                    Attention:  Secretary